Exhibit 21

Subsidiaries of Teleflex Incorporated
as of December 31, 2023

	Entity Name	Jurisdiction of Formation
1	1902 Federal Road, LLC	Delaware
2	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
3	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
4	Arrow International CR, a.s.	Czech Republic
5	Arrow International LLC [1]	Delaware
6	Arrow Interventional, Inc.	Delaware
7	Distribuidora Arrow, S.A. de C.V.	Mexico
8	Essential Medical LLC	Delaware
9	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
10	ICOR AB [2]	Sweden
11	Inmed Manufacturing Sdn. Bhd.	Malaysia
12	Medical Innovation B.V.	Netherlands
13	NeoTract, Inc.	Delaware
14	Palette Life Sciences AB	Sweden
15	Palette Life Sciences Australia Pty. Ltd.	Australia
16	Palette Life Sciences, Inc.	Delaware
17	Palette Life Science Japan k.k.	Japan
18	PLS Agreement AB	Sweden
19	PT Teleflex Indonesia	Indonesia
20	Pyng Medical Corp.	Canada
21	Rusch Asia Pacific Sdn. Bhd. [3]	Malaysia
22	Rüsch Austria GmbH	Austria
23	Rusch Uruguay Ltda.	Uruguay
24	Standard Bariatrics, Inc.	Delaware
25	T.K. India Private Ltd.	India
26	Teleflex Commercial Designated Activity Company	Ireland
27	Teleflex Development Unlimited Company	Ireland
28	Teleflex Funding LLC	Delaware
29	Teleflex Global Holdings LLC [4]	Delaware
30	Teleflex Global Investments LTD	Jersey
31	Teleflex Global Services LLC	Delaware
32	Teleflex Interventional U BV	Netherlands
33	Teleflex Korea Ltd.	South Korea
34	Teleflex Life Sciences General Partner LLC	Delaware
35	Teleflex Life Sciences Limited	Malta
36	Teleflex Life Sciences LLC	Delaware
37	Teleflex Life Sciences II LLC	Delaware
38	Teleflex Life Sciences Pte. Ltd. [5]	Singapore
39	Teleflex Life Sciences Unlimited Company[6]	Ireland

40	Teleflex LLC	Delaware
41	Teleflex Lux Holding S.à r.l.	Luxembourg
42	Teleflex Manufacturing Unlimited Company	Ireland
43	Teleflex Medical (Proprietary) Limited[7]	South Africa
44	Teleflex Medical (Thailand) Ltd.	Thailand
45	Teleflex Medical Arabia for Maintenance	Saudi Arabia
46	Teleflex Medical Asia Pte. Ltd.[8]	Singapore
47	Teleflex Medical Australia Pty Ltd[9]	Australia
48	Teleflex Medical B.V.[10]	Belgium
49	Teleflex Medical B.V.	Netherlands
50	Teleflex Medical Canada Inc.[11]	Canada
51	Teleflex Medical Chile SpA	Chile
52	Teleflex Medical Colombia S.A.S.	Colombia
53	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
54	Teleflex Medical Devices LLC	Delaware
55	Teleflex Medical Devices S.à r.l.	Luxembourg
56	Teleflex Medical Europe Limited	Ireland
57	Teleflex Medical GmbH	Germany
58	Teleflex Medical GmbH[12]	Switzerland
59	Teleflex Medical Hellas s.a.[13]	Greece
60	Teleflex Medical Incorporated[14]	California
61	Teleflex Medical Japan, Ltd.[15]	Japan
62	Teleflex Medical New Zealand[16]	New Zealand
63	Teleflex Medical OEM LLC	Delaware
64	Teleflex Medical Philippines Inc.	Philippines
65	Teleflex Medical Private Limited	India
66	Teleflex Medical S.r.l.	Italy
67	Teleflex Medical SAS[17]	France
68	Teleflex Medical Sdn. Bhd.[18]	Malaysia
69	Teleflex Medical Taiwan Ltd.	Taiwan
70	Teleflex Medical Technology Ltd	Cyprus
71	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
72	Teleflex Medical Tuttlingen GmbH[19]	Germany
73	Teleflex Medical, S.A.[20]	Spain
74	Teleflex Medical, s.r.o.	Czech Republic
75	Teleflex Medical, s.r.o.[21]	Slovakia
76	Teleflex New Investments Ltd	Jersey
77	Teleflex Polska sp. z o.o.	Poland
78	Teleflex Production Unlimited Company	Ireland
79	Teleflex Properties Ireland Limited	Ireland
80	Teleflex Properties Ireland II Limited	Ireland
81	Teleflex Research S.à r.l.	Luxembourg
82	Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
83	Teleflex Urology Limited[22]	Ireland
84	TFX Aviation Inc.[23]	California

85	TFX Engineering Ltd.	Bermuda
86	TFX Group Limited	United Kingdom
87	TFX Holding GmbH	Germany
88	TFX International SAS[24]	France
89	TFX North America Inc.	Delaware
90	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
91	The Laryngeal Mask Company Limited	Seychelles
92	Tradehosp Comercio de Produtos Para Saude LTD.	Brazil
93	Traverse Vascular, Inc.	Delaware
94	Truphatek Holdings (1993) Limited	Israel
95	Truphatek International Limited	Israel
96	Truphatek Product Resources India Private Limited	India
97	Vascular Solutions LLC[25]	Minnesota
98	VCT Investments, Inc.	Delaware
99	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
100	Z-Medica, LLC	Delaware
101	Z-Medica Acquisition, Inc.	Delaware
102	Zeus Buyer, L.P.	Delaware

1.Formerly Arrow International, Inc.
2.Formerly Steamer Holding AB
3.Formerly Inmed (Malaysia) Holdings Sdn. Berhad
4.Formerly IH Holding LLC
5.Formerly Teleflex Holding Singapore Pte. Ltd.
6.Formerly Teleflex Life Sciences
7.Formerly Arrow Africa (Pty) Limited
8.Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
9.Formerly LMA PacMed Pty Ltd
10.Formerly Teleflex Medical BVBA and W. Pabisch NV
11.Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12.Formerly Arrow Swiss GmbH
13.Formerly Arrow Hellas A.E.E.
14.Formerly Hudson Respiratory Care Inc.
15.Formerly Arrow Japan, Ltd.
16.Formerly LMA NZ Limited
17.Formerly Rusch Pilling S.A.
18.Formerly Rusch Sdn. Berhad
19.Formerly KMedic Europe GmbH
20.Formerly Rusch Medica Espana SA
21.Formerly Arrow Slovensko Piešt’any s.r.o.
22.Formerly Davik Limited
23.Formerly Telair International Incorporated and The Talley Corporation
24.Formerly Rusch International SA
25.Formerly Vascular Solutions, Inc.